LETTERHEAD OF ERNST & YOUNG



         EXHIBIT 23(a) - CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment
No. 1 to Registration Statement Form S-8 (File No. 33-51091) pertaining to the Equitable of Iowa Companies Employee Stock Purchase Plan of our report dated February 7, 1995, with respect to the consolidated financial statements and schedules of Equitable of Iowa Companies and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP



Des Moines, Iowa
September 27, 1995